More Growth in Store

NATIONAL STORAGE AFFILIATES

FIRST QUARTER 2021 EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

16	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

17	Schedule 6 - Same Store Performance Summary By State

19	Schedule 7 - Same Store Performance Summary By MSA

21	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

22	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

23	Schedule 10 - Selected Financial Information

24	Glossary

May 4, 2021
National Storage Affiliates Trust Reports First Quarter 2021 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s first quarter 2021 results.
First Quarter 2021 Highlights
•Reported net income of $27.6 million for the first quarter of 2021, an increase of 75.3% compared to the first quarter of 2020. Reported diluted earnings per share of $0.19 for the first quarter of 2021 compared to $0.06 for the first quarter of 2020.
•Reported core funds from operations ("Core FFO") of $51.2 million, or $0.49 per share for the first quarter of 2021, an increase of 22.5% per share compared to the first quarter of 2020.
•Reported an increase in same store net operating income ("NOI") of 11.5% for the first quarter of 2021 compared to the same period in 2020, driven by an 8.1% increase in same store total revenues partially offset by an increase of 0.6% in same store property operating expenses.
•Reported same store period-end occupancy of 93.8% as of March 31, 2021, an increase of 690 basis points compared to March 31, 2020.
•Settled the remaining portion of the previously announced underwritten public offering completed under forward sale agreements (the "forward offering") by physically delivering 3,049,490 common shares of beneficial interest ("common shares") to the forward purchasers on March 22, 2021 for net proceeds of approximately $97.3 million.
•Acquired 23 wholly-owned self storage properties for $166.0 million during the first quarter of 2021. Consideration for these acquisitions included the issuance of $22.9 million of OP equity.
Highlights Subsequent to Quarter-End
•NSA closed approximately $204.1 million of additional wholly-owned self storage property acquisitions.
•Entered into an agreement to issue $180.0 million of senior unsecured notes with a weighted average rate of 2.87% and a weighted average maturity of 9.6 years in a private placement to certain institutional investors.
Tamara Fischer, President and Chief Executive Officer, commented, "We are off to an exceptional start in 2021, with first quarter same store NOI growth of 11.5% and over $370 million of acquisitions closed year to date. The self storage sector and our portfolio continue to benefit from a surge in customer demand, which is driving occupancies to all time highs and fueling our revenue management strategies. Further, the acquisition market remains very active and we are realizing the benefits of our unique PRO structure, which essentially provides us with 10 acquisition teams across the country, in addition to our corporate acquisition team. Given the favorable results in the first quarter, and the impressive momentum that we are experiencing thus far in the second quarter, we have raised our same store NOI and core FFO per share guidance for 2021. It’s a great time to be in the self storage business."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended March 31,
	2021	2020	Growth
Net income	$27,635	$15,763	75.3%

Funds From Operations ("FFO")(1)	$50,907	$36,278	40.3%
Add back acquisition costs	292	833	(64.9)%
Core FFO(1)	$51,199	$37,111	38.0%

Earnings (loss) per share - basic	$0.24	$0.06	300.0%
Earnings (loss) per share - diluted	$0.19	$0.06	216.7%

FFO per share and unit(1)	$0.49	$0.39	25.6%
Core FFO per share and unit(1)	$0.49	$0.40	22.5%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $11.9 million for the first quarter of 2021 as compared to the same period in 2020. The increase resulted primarily from additional NOI generated from the 41 self storage properties acquired between April 1, 2020 and December 31, 2020, 23 wholly-owned self storage properties acquired during the first quarter of 2021 and same store NOI growth of 11.5% for the first quarter of 2021 compared to the same period in 2020, partially offset by increases in depreciation and amortization.
The increase in FFO and Core FFO for the first quarter of 2021 was primarily the result of incremental NOI from properties acquired between April 1, 2020 and March 31, 2021 and same store NOI growth.
Same Store Operating Results (560 Stores)

($ in thousands, except per square foot data)	Three Months Ended March 31,
	2021	2020	Growth
Total revenues	$101,517	$93,874	8.1%
Property operating expenses	28,833	28,661	0.6%
Net Operating Income (NOI)	$72,684	$65,213	11.5%
NOI Margin	71.6%	69.5%	2.1%

Average Occupancy	92.5%	86.9%	5.6%
Average Annualized Rental Revenue Per Occupied Square Foot	$12.47	$12.30	1.4%

Year-over-year same store total revenues increased 8.1% for the first quarter of 2021 as compared to the same period in 2020. The increase was driven primarily by a 560 basis point increase in average occupancy and a 1.4% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth include: Portland, Phoenix, Sarasota and Houston. Markets which generated below portfolio average same store total revenue growth include: Atlanta, Dallas, Los Angeles and Tulsa.
Year-over-year same store property operating expenses increased 0.6% for the first quarter of 2021 as compared to the same period in 2020. The increase primarily resulted from increases in property taxes, utilities and repairs and maintenance expense offset by decreases in personnel and marketing expense.

Investment Activity
During the first quarter, NSA invested approximately $166.0 million in the acquisition of 23 self storage properties consisting of approximately 1.5 million rentable square feet configured in approximately 11,300 storage units. Total consideration for these acquisitions included approximately $141.9 million of net cash, the issuance of approximately $13.6 million of OP units and $9.3 million of subordinated performance units and the assumption of approximately $1.1 million of other liabilities.
Balance Sheet
On March 22, 2021, the Company settled the remaining portion of the previously announced forward offering by physically delivering 3,049,490 common shares to the forward purchasers for net proceeds of approximately $97.3 million. The Company used the proceeds to acquire self storage properties, repay outstanding amounts on its revolving line of credit and for general corporate purposes.
During the first quarter, the Company received approximately $25.1 million of net proceeds from the sale of 642,726 common shares under the Company's at the market (“ATM”) program. Subsequent to quarter end, the Company received approximately $53.0 million of net proceeds from the sale of 1,320,000 common shares under the ATM program.
On April 8, 2021, Kroll Bond Rating Agency affirmed the issuer credit rating of the Company's operating partnership at BBB and revised its outlook to Positive from Stable.
On May 3, 2021, the Company's operating partnership entered into an agreement to issue $35.0 million of 2.16% senior unsecured notes due May 4, 2026 (the "2026 Notes"), $90.0 million of 3.00% senior unsecured notes due May 4, 2031 (the "May 2031 Notes") and $55.0 million of 3.10% senior unsecured notes due May 4, 2033 (the "2033 Notes"). The funding of the 2033 Notes is expected to occur on or before May 26, 2021 and the funding of the 2026 Notes and the May 2031 Notes is expected to occur on or before July 26, 2021, subject to customary closing conditions. The Company plans to use the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes.
Common Share Dividends
On February 25, 2021, NSA's Board of Trustees declared a quarterly cash dividend of $0.35 per common share, which was paid on March 31, 2021 to shareholders of record as of March 15, 2021.

2021 Guidance
The following table outlines NSA's updated and prior FFO guidance estimates and related assumptions for the year ended December 31, 2021:

	Current Ranges for Full Year 2021		Prior Ranges for Full Year 2021		Actual Results for Full Year 2020
	Low	High	Low	High
Core FFO per share(1)	$1.89	$1.93	$1.81	$1.86	$1.71

Same store operations
Total revenue growth	5.5%	6.5%	3.0%	4.5%	1.7%
Property operating expenses growth	3.5%	4.5%	3.5%	5.0%	0.5%
NOI growth	6.0%	8.0%	2.5%	5.0%	2.2%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$42.0	$44.0	$41.0	$44.0	$39.3
Equity-based compensation, in millions	$5.5	$6.0	$5.5	$6.0	$4.3

Management fees and other revenue, in millions	$22.0	$23.0	$22.0	$23.0	$23.0
Core FFO from unconsolidated real estate ventures, in millions	$17.0	$18.0	$16.0	$17.0	$15.6

Subordinated performance unit distributions, in millions	$37.0	$39.0	$31.0	$34.0	$29.7

Acquisitions of self storage properties, in millions	$500.0	$650.0	$400.0	$650.0	$543.3

(1) The following table provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit:
	Current Ranges for Full Year 2021		Prior Ranges for Full Year 2021
	Low	High	Low	High
Earnings (loss) per share - diluted	$0.75	$0.85	$0.59	$0.69
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.13	0.03	0.18	0.10
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.34	1.39	1.31	1.37
FFO attributable to subordinated unitholders	(0.34)	(0.36)	(0.29)	(0.32)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02	0.02	0.02
Core FFO per share and unit	$1.89	$1.93	$1.81	$1.86
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on May 4, 2021.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Wednesday, May 5, 2021 to discuss its first quarter 2021 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Wednesday, May 5, 2021, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Wednesday, May 12, 2021. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conferences
NSA management is scheduled to participate in Nareit’s REITweek 2021 Virtual Investor Conference, June 8 – 10, 2021.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Denver, Colorado, focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. As of March 31, 2021, the Company held ownership interests in and operated 844 self storage properties located in 36 states and Puerto Rico with approximately 53.5 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P SmallCap 600 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; the negative impacts from the continued spread of COVID-19 on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2021. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
REVENUE
Rental revenue	$113,127	$95,402
Other property-related revenue	4,137	3,371
Management fees and other revenue	5,728	5,449
Total revenue	122,992	104,222
OPERATING EXPENSES
Property operating expenses	34,604	30,592
General and administrative expenses	11,238	11,094
Depreciation and amortization	32,424	29,105
Other	397	389
Total operating expenses	78,663	71,180
OTHER (EXPENSE) INCOME
Interest expense	(16,792)	(15,628)
Equity in earnings (losses) of unconsolidated real estate ventures	759	(340)
Acquisition costs	(292)	(833)
Non-operating expense	(173)	(192)
Other expense	(16,498)	(16,993)
Income before income taxes	27,831	16,049
Income tax expense	(196)	(286)
Net income	27,635	15,763
Net income attributable to noncontrolling interests	(6,797)	(9,115)
Net income attributable to National Storage Affiliates Trust	20,838	6,648
Distributions to preferred shareholders	(3,275)	(3,273)
Net income attributable to common shareholders	$17,563	$3,375

Earnings (loss) per share - basic	$0.24	$0.06
Earnings (loss) per share - diluted	$0.19	$0.06

Weighted average shares outstanding - basic	71,794	59,798
Weighted average shares outstanding - diluted	123,187	59,798

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Real estate
Self storage properties	$3,807,621	$3,639,192
Less accumulated depreciation	(473,019)	(443,623)
Self storage properties, net	3,334,602	3,195,569
Cash and cash equivalents	19,513	18,723
Restricted cash	3,297	2,978
Debt issuance costs, net	2,293	2,496
Investment in unconsolidated real estate ventures	199,277	202,533
Other assets, net	69,751	68,149
Operating lease right-of-use assets	22,903	23,129
Total assets	$3,651,636	$3,513,577
LIABILITIES AND EQUITY
Liabilities
Debt financing	$1,932,770	$1,916,971
Accounts payable and accrued liabilities	42,347	47,043
Interest rate swap liabilities	52,044	77,918
Operating lease liabilities	24,569	24,756
Deferred revenue	18,286	16,414
Total liabilities	2,070,016	2,083,102
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,732,719 and 8,732,719 issued and outstanding at March 31, 2021 and December 31, 2020, respectively, at liquidation preference	218,318	218,318
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 75,186,127 and 71,293,117 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	752	713
Additional paid-in capital	1,156,378	1,050,714
Distributions in excess of earnings	(259,155)	(251,704)
Accumulated other comprehensive loss	(31,642)	(49,084)
Total shareholders' equity	1,084,651	968,957
Noncontrolling interests	496,969	461,518
Total equity	1,581,620	1,430,475
Total liabilities and equity	$3,651,636	$3,513,577

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended March 31,
	2021	2020
Net income	$27,635	$15,763
Add (subtract):
Real estate depreciation and amortization	32,070	28,764
Company's share of unconsolidated real estate venture real estate depreciation and amortization	3,881	3,787
Mark-to-market changes in value on equity securities	—	142
Distributions to preferred shareholders and unitholders	(3,517)	(3,514)
FFO attributable to subordinated performance unitholders(1)	(9,162)	(8,664)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	50,907	36,278
Add:
Acquisition costs	292	833
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$51,199	$37,111

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	71,794	59,798
Weighted average restricted common shares outstanding	25	23
Weighted average effect of forward offering agreement(3)	399	—
Weighted average OP units outstanding	29,751	30,709
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,849
Weighted average LTIP units outstanding	585	617
Total weighted average shares and units outstanding - FFO and Core FFO	104,479	92,996

FFO per share and unit	$0.49	$0.39
Core FFO per share and unit	$0.49	$0.40

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) Represents the dilutive effect of the forward offering from the application of the treasury stock method.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended March 31,
	2021	2020
Earnings (loss) per share - diluted	$0.19	$0.06
Impact of the difference in weighted average number of shares(4)	0.04	(0.02)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	—	0.09
Add real estate depreciation and amortization	0.31	0.31
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.04	0.04
FFO attributable to subordinated performance unitholders	(0.09)	(0.09)
FFO per share and unit	0.49	0.39
Add acquisition costs	—	0.01
Core FFO per share and unit	$0.49	$0.40

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2021	2020
Net income	$27,635	$15,763
(Subtract) add:
Management fees and other revenue	(5,728)	(5,449)
General and administrative expenses	11,238	11,094
Other	397	389
Depreciation and amortization	32,424	29,105
Interest expense	16,792	15,628
Equity in (earnings) losses of unconsolidated real estate ventures	(759)	340
Acquisition costs	292	833
Income tax expense	196	286
Non-operating expense	173	192
Net Operating Income	$82,660	$68,181

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
Net income	$27,635	$15,763
Add:
Depreciation and amortization	32,424	29,105
Company's share of unconsolidated real estate venture depreciation and amortization	3,881	3,787
Interest expense	16,792	15,628
Income tax expense	196	286
EBITDA	80,928	64,569
Add (subtract):
Acquisition costs	292	833
Equity-based compensation expense	1,286	774
Adjusted EBITDA	$82,506	$66,176

Supplemental Schedule 3

Portfolio Summary
As of March 31, 2021
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	119	50,121	7,122,541	91.8%	Texas	123	52,446	7,399,830	91.8%
California	85	50,410	6,328,005	96.8%	California	97	57,051	7,107,718	96.4%
Oregon	64	25,591	3,252,375	91.2%	Florida	77	46,415	5,045,215	93.1%
Florida	50	31,287	3,330,424	93.3%	Oregon	64	25,591	3,252,375	91.2%
Georgia	50	21,922	2,959,039	92.7%	Georgia	61	28,055	3,831,271	92.5%
North Carolina	34	15,743	1,952,970	95.9%	Oklahoma	39	17,615	2,452,847	92.2%
Arizona	33	17,872	2,060,914	94.3%	Arizona	35	18,866	2,170,394	94.2%
Oklahoma	33	15,294	2,145,932	91.9%	North Carolina	34	15,743	1,952,970	95.9%
Louisiana	26	12,327	1,536,107	87.9%	Louisiana	26	12,327	1,536,107	87.9%
Colorado	18	7,813	975,631	93.8%	Michigan	24	15,613	1,978,748	92.2%
Kansas	18	6,376	896,800	93.2%	Ohio	22	13,043	1,585,864	89.5%
Indiana	16	8,774	1,134,420	95.4%	New Jersey	19	12,719	1,497,832	94.2%
Washington	16	5,397	718,013	89.3%	Colorado	18	7,813	975,631	93.8%
Nevada	13	6,731	846,571	94.9%	Kansas	18	6,376	896,800	93.2%
New Hampshire	13	5,750	714,866	92.8%	Nevada	17	8,348	1,099,353	95.4%
Pennsylvania	10	5,006	590,670	90.0%	Indiana	16	8,774	1,134,420	95.4%
Missouri	10	4,509	585,315	79.4%	Washington	16	5,397	718,013	89.3%
Ohio	8	3,651	461,393	91.7%	Alabama	15	6,284	937,733	91.9%
Other(1)	51	26,057	3,174,472	92.6%	Massachusetts	13	8,209	939,499	89.6%
Total	667	320,631	40,786,458	93.0%	Pennsylvania	13	6,644	751,540	90.7%
					New Hampshire	13	5,750	714,866	92.8%
					Other(2)	84	45,462	5,514,828	90.1%
					Total	844	424,541	53,493,854	92.7%

(1) Other states and territories in NSA's owned portfolio as of March 31, 2021 include Alabama, Connecticut, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, New Jersey, New Mexico, New York, South Carolina, Tennessee, Virginia and Puerto Rico.

(2) Other states and territories in NSA's operated portfolio as of March 31, 2021 include Connecticut, Delaware, Idaho, Illinois, Kentucky, Maryland, Minnesota, Mississippi, Missouri, New Mexico, New York, Rhode Island, South Carolina, Tennessee, Virginia and Puerto Rico.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2021 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2021(3)	23	11,313	1,510,111	$141,928	$22,897	$1,138	$165,963

(3) NSA acquired self storage properties located in Arizona (1), California (2), Colorado (2), Florida (1), Georgia (4), Illinois (2), Massachusetts (1), Minnesota (1), New Hampshire (2), Oregon (1), Pennsylvania (2) and Texas (4).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB Rated
As of March 31, 2021									(with Positive Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2021	2022	2023	2024	2025	2026	2027	Thereafter	Total
Credit Facility:
Revolving line of credit	1.41%	Variable(2)	January 2024	$—	$—	$—	$190,500	$—	$—	$—	$—	$190,500
Term loan - Tranche A	3.74%	Swapped To Fixed	January 2023	—	—	125,000	—	—	—	—	—	125,000
Term loan - Tranche B	2.91%	Swapped To Fixed	July 2024	—	—	—	250,000	—	—	—	—	250,000
Term loan - Tranche C	2.80%	Swapped To Fixed	January 2025	—	—	—	—	225,000	—	—	—	225,000
Term loan - Tranche D	3.57%	Swapped To Fixed	July 2026	—	—	—	—	—	175,000	—	—	175,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	—	175,000	—	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	—	75,000	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
Fixed rate mortgages payable	4.26%	Fixed	July 2021 - October 2031	3,487	—	78,989	20,178	—	—	84,900	34,995	222,549
Total Principal/Weighted Average	3.25%		5.3 years	$3,487	$—	$378,989	$460,678	$225,000	$175,000	$84,900	$609,995	$1,938,049
Unamortized debt issuance costs and debt premium, net												(5,279)
Total Debt												$1,932,770

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	5.8x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.3x
Total Leverage Ratio	< 60.0%	42.0%

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $500 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.30% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of March 31, 2021
(unaudited)

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,732,719
6.000% Series A-1 cumulative redeemable preferred units	637,382

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	75,154,192	75,154,192
Restricted common shares	31,935	31,935
Total shares outstanding	75,186,127	75,186,127
Operating partnership units	29,921,057	29,921,057
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	31,845,975	31,845,975
Long-term incentive plan units(3)	545,888	545,888
Total shares and Class A equivalents outstanding	107,577,990	107,577,990
Subordinated performance units(4)	9,197,259	11,772,492
DownREIT subordinated performance unit equivalents(4)	4,337,111	5,551,502
Total subordinated partnership units	13,534,370	17,323,994
Total common shares and units outstanding	121,112,360	124,901,984

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.28 OP units based on historical financial information for the trailing twelve months ended March 31, 2021. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	March 31, 2021	December 31, 2020
ASSETS
Self storage properties, net	$1,784,520	$1,799,522
Other assets	24,981	24,397
Total assets	$1,809,501	$1,823,919
LIABILITIES AND EQUITY
Debt financing	$1,000,686	$1,000,464
Other liabilities	20,055	21,612
Equity	788,760	801,843
Total liabilities and equity	$1,809,501	$1,823,919

Combined Operating Information

	Three Months Ended March 31, 2021
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$43,695	$10,924
Property operating expenses	11,788	2,947
Net operating income	31,907	7,977
Supervisory, administrative and other expenses	(2,882)	(721)
Depreciation and amortization	(15,522)	(3,881)
Interest expense	(10,405)	(2,601)
Acquisition and other expenses	(121)	(30)
Net income	$2,977	$744
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		15
Company's share of unconsolidated real estate venture real estate depreciation and amortization		3,881
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$4,640

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2021 compared to Three Months Ended March 31, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth
California	81	$20,772	$19,221	8.1%	$5,430	$5,429	—	$15,342	$13,792	11.2%	73.9%	71.8%	2.1%
Texas	69	10,097	9,455	6.8%	3,487	3,333	4.6%	6,610	6,122	8.0%	65.5%	64.7%	0.8%
Oregon	61	10,906	9,634	13.2%	2,599	2,564	1.4%	8,307	7,070	17.5%	76.2%	73.4%	2.8%
Florida	45	10,659	9,756	9.3%	2,984	2,968	0.5%	7,675	6,788	13.1%	72.0%	69.6%	2.4%
Georgia	44	6,261	6,051	3.5%	1,966	1,955	0.6%	4,295	4,096	4.9%	68.6%	67.7%	0.9%
North Carolina	33	5,265	5,003	5.2%	1,417	1,445	(1.9)%	3,848	3,558	8.2%	73.1%	71.1%	2.0%
Arizona	31	6,191	5,557	11.4%	1,649	1,577	4.6%	4,542	3,980	14.1%	73.4%	71.6%	1.8%
Oklahoma	30	3,932	3,719	5.7%	1,132	1,185	(4.5)%	2,800	2,534	10.5%	71.2%	68.1%	3.1%
Louisiana	26	3,782	3,629	4.2%	1,202	1,160	3.6%	2,580	2,469	4.5%	68.2%	68.0%	0.2%
Indiana	16	2,717	2,540	7.0%	845	796	6.2%	1,872	1,744	7.3%	68.9%	68.7%	0.2%
Kansas	16	2,237	2,150	4.0%	830	789	5.2%	1,407	1,361	3.4%	62.9%	63.3%	(0.4)%
Washington	14	1,925	1,772	8.6%	518	536	(3.4)%	1,407	1,236	13.8%	73.1%	69.8%	3.3%
Nevada	13	2,532	2,344	8.0%	636	659	(3.5)%	1,896	1,685	12.5%	74.9%	71.9%	3.0%
Colorado	11	1,801	1,703	5.8%	565	558	1.3%	1,236	1,145	7.9%	68.6%	67.2%	1.4%
New Hampshire	10	1,837	1,636	12.3%	599	567	5.6%	1,238	1,069	15.8%	67.4%	65.3%	2.1%
Other(1)	60	10,603	9,704	9.3%	2,974	3,140	(5.3)%	7,629	6,564	16.2%	72.0%	67.6%	4.4%
Total/Weighted Average	560	$101,517	$93,874	8.1%	$28,833	$28,661	0.6%	$72,684	$65,213	11.5%	71.6%	69.5%	2.1%

2020 Same Store Pool(2)	496	$90,162	$83,727	7.7%	$25,392	$25,431	(0.2)%	$64,770	$58,296	11.1%	71.8%	69.6%	2.2%

2019 Same Store Pool(3)	434	$78,720	$73,175	7.6%	$22,340	$22,211	0.6%	$56,380	$50,964	10.6%	71.6%	69.6%	2.0%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2021 compared to Three Months Ended March 31, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth
California	48,189	6,058,374	97.0%	89.1%	7.9%	96.2%	88.8%	7.4%	$13.56	$13.63	(0.5)%
Texas	28,354	4,065,733	93.5%	86.7%	6.8%	91.6%	86.7%	4.9%	10.49	10.38	1.1%
Oregon	24,496	3,105,525	91.2%	80.8%	10.4%	89.6%	80.8%	8.8%	15.36	15.05	2.1%
Florida	26,748	2,941,439	93.7%	86.1%	7.6%	92.7%	86.6%	6.1%	15.02	14.83	1.3%
Georgia	19,018	2,547,209	93.6%	87.0%	6.6%	92.2%	87.4%	4.8%	10.32	10.55	(2.2)%
North Carolina	15,354	1,885,429	96.0%	90.7%	5.3%	94.7%	90.5%	4.2%	11.36	11.30	0.5%
Arizona	16,931	1,928,765	94.0%	88.0%	6.0%	92.4%	87.4%	5.0%	13.50	12.84	5.1%
Oklahoma	13,766	1,902,312	93.3%	87.9%	5.4%	92.6%	87.7%	4.9%	8.67	8.65	0.2%
Louisiana	12,327	1,536,107	87.9%	83.7%	4.2%	86.5%	84.0%	2.5%	11.10	10.96	1.3%
Indiana	8,774	1,134,420	95.4%	89.5%	5.9%	94.1%	89.5%	4.6%	9.92	9.76	1.6%
Kansas	5,697	763,469	92.4%	88.8%	3.6%	90.0%	87.5%	2.5%	12.27	12.07	1.7%
Washington	4,494	578,723	89.0%	79.9%	9.1%	88.2%	79.8%	8.4%	14.74	15.08	(2.3)%
Nevada	6,731	846,571	94.9%	90.3%	4.6%	94.1%	90.2%	3.9%	12.11	11.72	3.3%
Colorado	5,035	614,106	94.9%	85.0%	9.9%	92.5%	84.6%	7.9%	12.39	12.80	(3.2)%
New Hampshire	4,452	542,116	93.9%	90.7%	3.2%	93.9%	90.2%	3.7%	14.06	13.16	6.8%
Other(1)	28,055	3,495,826	92.9%	86.8%	6.1%	91.5%	87.2%	4.3%	12.75	12.28	3.8%
Total/Weighted Average	268,421	33,946,124	93.8%	86.9%	6.9%	92.5%	86.9%	5.6%	$12.47	$12.30	1.4%

2020 Same Store Pool(2)	238,521	30,090,257	94.0%	87.1%	6.9%	92.7%	87.1%	5.6%	$12.47	$12.33	1.1%

2019 Same Store Pool(3)	208,395	26,665,311	94.1%	87.1%	7.0%	92.9%	87.2%	5.7%	$12.26	$12.16	0.8%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2021 compared to Three Months Ended March 31, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	47	$8,360	$7,595	10.1%	$2,014	$2,023	(0.4)%	$6,346	$5,572	13.9%	75.9%	73.4%	2.5%
Riverside-San Bernardino-Ontario, CA	46	10,388	9,529	9.0%	2,459	2,458	—	7,929	7,071	12.1%	76.3%	74.2%	2.1%
Atlanta-Sandy Springs-Roswell, GA	30	4,510	4,367	3.3%	1,385	1,408	(1.6)%	3,125	2,959	5.6%	69.3%	67.8%	1.5%
Phoenix-Mesa-Scottsdale, AZ	24	5,037	4,574	10.1%	1,335	1,276	4.6%	3,702	3,298	12.2%	73.5%	72.1%	1.4%
Oklahoma City, OK	17	2,201	2,045	7.6%	655	676	(3.1)%	1,546	1,369	12.9%	70.2%	66.9%	3.3%
Dallas-Fort Worth-Arlington, TX	16	2,018	1,994	1.2%	798	791	0.9%	1,220	1,203	1.4%	60.5%	60.3%	0.2%
Indianapolis-Carmel-Anderson, IN	16	2,717	2,540	7.0%	845	796	6.2%	1,872	1,744	7.3%	68.9%	68.7%	0.2%
Los Angeles-Long Beach-Anaheim, CA	14	5,196	4,922	5.6%	1,365	1,383	(1.3)%	3,831	3,539	8.3%	73.7%	71.9%	1.8%
North Port-Sarasota-Bradenton, FL	13	3,393	3,036	11.8%	937	906	3.4%	2,456	2,130	15.3%	72.4%	70.2%	2.2%
New Orleans-Metairie, LA	13	2,088	1,944	7.4%	608	577	5.4%	1,480	1,367	8.3%	70.9%	70.3%	0.6%
Tulsa, OK	13	1,731	1,674	3.4%	477	509	(6.3)%	1,254	1,165	7.6%	72.4%	69.6%	2.8%
Las Vegas-Henderson-Paradise, NV	12	2,408	2,238	7.6%	603	629	(4.1)%	1,805	1,609	12.2%	75.0%	71.9%	3.1%
Houston-The Woodlands-Sugar Land, TX	11	1,812	1,644	10.2%	677	620	9.2%	1,135	1,024	10.8%	62.6%	62.3%	0.3%
Kansas City, MO-KS	11	1,690	1,561	8.3%	636	624	1.9%	1,054	937	12.5%	62.4%	60.0%	2.4%
Other MSAs	277	47,968	44,211	8.5%	14,039	13,985	0.4%	33,929	30,226	12.3%	70.7%	68.4%	2.3%
Total/Weighted Average	560	$101,517	$93,874	8.1%	$28,833	$28,661	0.6%	$72,684	$65,213	11.5%	71.6%	69.5%	2.1%

2020 Same Store Pool(2)	496	$90,162	$83,727	7.7%	$25,392	$25,431	(0.2)%	$64,770	$58,296	11.1%	71.8%	69.6%	2.2%

2019 Same Store Pool(3)	434	$78,720	$73,175	7.6%	$22,340	$22,211	0.6%	$56,380	$50,964	10.6%	71.6%	69.6%	2.0%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended March 31, 2021 compared to Three Months Ended March 31, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth	1Q 2021	1Q 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	18,206	2,227,124	89.5%	80.8%	8.7%	88.3%	80.9%	7.4%	$16.71	$16.58	0.8%
Riverside-San Bernardino-Ontario, CA	24,464	3,280,848	98.3%	90.6%	7.7%	97.7%	90.0%	7.7%	12.26	12.23	0.2%
Atlanta-Sandy Springs-Roswell, GA	13,432	1,822,702	93.9%	86.6%	7.3%	92.3%	87.1%	5.2%	10.36	10.67	(2.9)%
Phoenix-Mesa-Scottsdale, AZ	13,815	1,563,275	93.8%	87.9%	5.9%	92.0%	87.0%	5.0%	13.59	13.03	4.3%
Oklahoma City, OK	7,650	1,087,642	94.2%	88.4%	5.8%	93.7%	88.0%	5.7%	8.41	8.30	1.3%
Dallas-Fort Worth-Arlington, TX	5,760	770,312	93.4%	87.2%	6.2%	90.7%	87.6%	3.1%	11.20	11.40	(1.8)%
Indianapolis-Carmel-Anderson, IN	8,774	1,134,420	95.4%	89.5%	5.9%	94.1%	89.5%	4.6%	9.92	9.76	1.6%
Los Angeles-Long Beach-Anaheim, CA	9,750	1,063,415	95.1%	86.8%	8.3%	94.0%	86.6%	7.4%	19.82	20.46	(3.1)%
North Port-Sarasota-Bradenton, FL	8,559	838,836	94.1%	84.3%	9.8%	92.8%	84.8%	8.0%	16.61	16.40	1.3%
New Orleans-Metairie, LA	6,542	758,073	86.3%	82.8%	3.5%	85.2%	83.1%	2.1%	12.59	11.97	5.2%
Tulsa, OK	6,116	814,670	92.0%	87.2%	4.8%	91.2%	87.3%	3.9%	9.03	9.12	(1.0)%
Las Vegas-Henderson-Paradise, NV	6,549	808,216	94.7%	90.3%	4.4%	94.0%	90.1%	3.9%	12.06	11.75	2.6%
Houston-The Woodlands-Sugar Land, TX	4,624	738,881	94.0%	86.1%	7.9%	92.1%	84.2%	7.9%	10.12	10.06	0.6%
Kansas City, MO-KS	4,025	551,119	92.6%	87.7%	4.9%	90.1%	85.8%	4.3%	12.80	12.33	3.8%
Other MSAs	130,155	16,486,591	93.7%	86.9%	6.8%	92.4%	87.1%	5.3%	12.18	11.94	2.0%
Total/Weighted Average	268,421	33,946,124	93.8%	86.9%	6.9%	92.5%	86.9%	5.6%	$12.47	$12.30	1.4%

2019 Same Store Pool(2)	238,521	30,090,257	94.0%	87.1%	6.9%	92.7%	87.1%	5.6%	$12.47	$12.33	1.1%

2018 Same Store Pool(3)	208,395	26,665,311	94.1%	87.1%	7.0%	92.9%	87.2%	5.7%	$12.26	$12.16	0.8%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 8

Same Store Operating Data (560 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2020
Revenue
Rental revenue	$97,904	$95,753	$92,578	$89,174	$90,680
Other property-related revenue	3,613	3,511	3,562	3,153	3,194
Total revenue	101,517	99,264	96,140	92,327	93,874
Property operating expenses
Store payroll and related costs	8,967	8,601	8,424	8,388	9,071
Property tax expense	7,791	7,732	7,904	7,811	7,593
Utilities expense	2,651	2,360	3,017	2,421	2,571
Repairs & maintenance expense	2,331	2,344	2,224	2,153	2,242
Marketing expense	1,807	1,905	1,994	2,028	1,885
Insurance expense	958	930	964	947	949
Other property operating expenses	4,328	4,199	4,230	3,928	4,350
Total property operating expenses	28,833	28,071	28,757	27,676	28,661
Net operating income	$72,684	$71,193	$67,383	$64,651	$65,213

Net operating income margin	71.6%	71.7%	70.1%	70.0%	69.5%

Occupancy at period end	93.8%	91.7%	91.7%	89.5%	86.9%

Average occupancy	92.5%	91.9%	90.7%	87.8%	86.9%

Average annualized rental revenue per occupied square foot	$12.47	$12.28	$12.02	$11.97	$12.30

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	1Q 2021	4Q 2020	3Q 2020	2Q 2020	1Q 2020
Rental revenue
Same store portfolio	$97,904	$95,753	$92,578	$89,174	$90,680
Non-same store portfolio	15,223	8,513	7,112	6,128	4,722
Total rental revenue	113,127	104,266	99,690	95,302	95,402
Other property-related revenue
Same store portfolio	3,613	3,511	3,562	3,153	3,194
Non-same store portfolio	524	341	321	265	177
Total other property-related revenue	4,137	3,852	3,883	3,418	3,371
Property operating expenses
Same store portfolio	28,833	28,071	28,757	27,676	28,661
Non-same store portfolio	5,771	3,020	2,789	2,581	1,931
Total property operating expenses	34,604	31,091	31,546	30,257	30,592

Net operating income	82,660	77,027	72,027	68,463	68,181
Management fees and other revenue	5,728	5,991	5,901	5,697	5,449
General and administrative expenses	(11,238)	(11,399)	(10,818)	(10,329)	(11,094)
Depreciation and amortization	(32,424)	(29,827)	(28,933)	(29,309)	(29,105)
Other	(397)	522	(479)	(462)	(389)
Interest expense	(16,792)	(16,192)	(15,262)	(15,513)	(15,628)
Equity in earnings (losses) of unconsolidated real estate ventures	759	516	37	52	(340)
Acquisition costs	(292)	(743)	(596)	(252)	(833)
Non-operating expense	(173)	(582)	(120)	(317)	(192)
Income tax expense	(196)	(796)	(346)	(243)	(286)
Net Income	$27,635	$24,517	$21,411	$17,787	$15,763

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended March 31,
	2021	2020

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$12.47	$12.30
Total consolidated portfolio	12.34	12.31

Average Occupancy

Same store	92.5%	86.9%
Total consolidated portfolio	91.8%	86.7%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$2,102	$1,677
Value enhancing capital expenditures	2,239	897
Acquisitions capital expenditures	2,034	2,331
Total consolidated portfolio capital expenditures	$6,375	$4,905

Property Operating Expenses Detail

Store payroll and related costs	$10,371	$9,591
Property tax expense	9,941	8,229
Utilities expense	3,154	2,734
Repairs & maintenance expense	2,764	2,326
Marketing expense	2,170	2,012
Insurance expense	1,166	1,057
Other property operating expenses	5,038	4,643
Property operating expenses on the Company's statements of operations	$34,604	$30,592

General and Administrative Expenses Detail

Supervisory and administrative expenses	$4,247	$5,319
Equity-based compensation expense	1,286	774
Other general and administrative expenses	5,705	5,001
General and administrative expenses on the Company's statements of operations	$11,238	$11,094

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. The 2018 Joint Venture properties are operated by NSA’s management platform under NSA’s iStorage and SecurCare brands.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $5.4 million of fair value of debt adjustments and $10.7 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of March 31, 2021, the Company had ten PROs: Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated since the first day of the earliest year presented, excluding any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

BMO Capital Markets	Capital One Securities, Inc.	Citi Investment Research
Juan Sanabria	Neil Malkin	Michael Bilerman / Smedes Rose
312.845.4704	571.633.8191	212.816.1383 / 212.816.6243

Evercore ISI	Jefferies LLC	KeyBanc Capital Markets
Samir Khanal / Steve Sakwa	Jonathan Petersen	Todd Thomas / Jordan Sadler
212.888.3796 / 212.446.9462	212.284.1705	917.368.2286 / 917.368.2280

Morgan Stanley	Stifel	Truist Securities
Ronald Kamdem	Stephen Manaker / Kevin Stein	Ki Bin Kim
212.296.8319	212.271.3716 / 212.271.3718	212.303.4124

Wells Fargo Securities, LLC
Todd Stender / Philip Defelice
562.637.1371 / 443.263.6442